Exhibit 99.1

First Quarter News Release and Statistical Supplement (Unaudited)

May 1, 2007

INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
Karin G. Van Vleet, 206-925-1382
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO DELIVERS SOLID FIRST-QUARTER RESULTS,

IMPROVING GROWTH

SEATTLE—(May 1, 2007)—

Highlights

•	Continued growth in personal lines property and small-commercial business
•	Record Surety underwriting profit for the quarter
•	Continued underwriting profitability across all core business segments

Summary Financial Results, after tax (In millions except per-share data)	Three Months Ended March 31
	2007	2006
Net Income	$182.5	$208.2
Net Realized Investment Gains	(7.9)	(9.8)
Loss on Debt Repurchases	—	0.9
*Operating Earnings	$174.6	$199.3
Net Income Per Diluted Share of Common Stock	$1.71	$1.69
Weighted Average Shares Outstanding (Diluted)	106.7	123.0

* Operating Earnings is Net Income excluding Net Realized Investment Gains and Loss on Debt Repurchases. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NYSE: SAF) today reported net income for the first quarter of $182.5 million, or $1.71 per diluted share. This compares with net income of $208.2 million, or $1.69 per diluted share, for the same quarter last year.

Net realized investment gains, after tax, for the first quarter were $7.9 million, compared with $9.8 million in the same period in 2006. Operating earnings, after tax, which exclude net realized investment gains and loss on debt repurchases, were $174.6 million for the quarter, compared with $199.3 million in the prior-year period.

“This quarter provides visibility and validity to our transformation efforts,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “We remain solidly profitable, we’ve gained momentum in growing our policy count, and we’ve delivered meaningful results from our process improvement in our expense ratios.”

Safeco’s overall property and casualty (P&C) combined ratio was 89.8 for the first quarter versus 86.9 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

Pretax catastrophe losses for the first quarter were $2.8 million, compared with $36.0 million a year ago.

Safeco’s annualized return on equity (ROE) for the first quarter was 18.2 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on bonds – was 18.1 percent for the quarter.

Total revenues in the first quarter of 2007 were $1.51 billion, compared with $1.56 billion in 2006. Operating revenues, which exclude net realized investment gains, were $1.49 billion for the quarter – down 3.4 percent compared with the same period in 2006.

Net written premiums were $1.39 billion for the first quarter, a 2.0 percent decrease compared with the year-ago period. Net earned premiums were $1.37 billion for the quarter, a 3.9 percent decrease from last year. Excluding from both periods the premiums from Safeco Financial Institution Solutions (SFIS), a lender-placed property insurance business, which was sold in April 2006, net written premiums in the first quarter of 2007 were up 0.6 percent from the first quarter of last year, and net earned premiums were down 1.2 percent from this same period.

P&C pretax net investment income for the quarter was $121.1 million, an increase of 3.6 percent compared with the same period last year. P&C after-tax net investment income was $95.8 million, an increase of 8.4 percent compared with year-ago levels.

Safeco Personal Insurance

Safeco Auto reported a pretax underwriting profit for the quarter of $17.2 million, compared with $53.5 million in the same period last year. Auto’s combined ratio was 97.4 in the quarter, compared with 92.2 a year ago. Catastrophe losses for the quarter were $1.1 million, compared with $8.3 million last year. The year-ago quarter included $20.8 million of favorable prior-year reserve development due to better-than-expected bodily injury severity.

Auto net written premiums were down 4.3 percent compared with first-quarter of 2006. Policies in force (PIF) at the end of the quarter decreased 3.5 percent from year-ago levels, although preferred auto PIF increased 0.5 percent over the same period. New-business policies sold declined 2.7 percent compared with the same quarter in 2006, a significant improvement from the 27.4 percent decrease experienced in the year-ago quarter. Retention rose to 79.7 percent from 79.1 a year ago.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a pretax underwriting profit for the quarter of $44.8 million, compared with $46.2 million in the same period a year ago. Property’s combined ratio was 80.3 in the first quarter of 2007, compared with 79.3 in the same quarter of 2006. First-quarter 2007 included favorable prior-year reserve development of $15.0 million, compared with $4.7 million in the year-ago quarter. Property’s underwriting results included pretax catastrophe losses of $2.1 million in the first quarter of 2007, and $22.6 million in the first quarter of 2006.

Property net written premiums increased 6.7 percent in the quarter compared with a year ago, while PIF was up 4.2 percent from prior-year levels. New-business policies increased 56.5 percent compared with the same period last year, and retention improved.

“The personal lines business merits careful calibration, particularly in the current environment,” said Mike Hughes, Safeco executive vice president of Insurance Operations. “Our 92.2 combined ratio in personal lines is a solid result, but we will work to fine tune our auto products with Safeco True Pricing™, which was launched this quarter. At the same time, improvements we have made to our property products continue to pay off.”

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $48.9 million in the first quarter of 2007, compared with $52.3 million for the same period in 2006. The first-quarter combined ratio was 87.1, compared with 86.1 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $35.8 million in the quarter, compared with $38.1 million for the same period last year. The SBI Regular combined ratio was 88.6 in the first quarter, compared with 87.7 in the same period last year.

SBI Regular net written premiums increased 4.7 percent during the first quarter compared with the same period last year. SBI Regular PIF at quarter-end was up 1.6 percent from a year ago. New-business policies issued for the quarter increased 14.7 percent compared with the same quarter last year, and the retention rate of existing customers was up significantly. PIF for small commercial products delivered over Safeco’s automated underwriting platform was up 4.7 percent compared with 2006 levels.

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and three specialty commercial programs, reported a pretax underwriting profit of $13.1 million in the quarter. This compares with $14.2 million in last year’s first quarter. SAF’s combined ratio was 79.9 in the period, compared with 79.1 last year.

Surety

Safeco Surety reported a record pretax underwriting profit of $35.8 million in the quarter, compared with $24.3 million for the same period in 2006.

Surety’s combined ratio was 57.2 for the quarter, compared with 66.2 a year ago. Results in the first quarter of 2007 include $16.2 million of favorable prior-year reserve development. First-quarter net written premiums grew 18.5 percent compared with the same period last year.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, including SFIS, had a pretax underwriting loss of $16.1 million in the first quarter, reflecting $13.2 million of reserve strengthening for assumed reinsurance runoff and general liability policies for religious institutions. In the first quarter of 2006, P&C Other recorded a pretax underwriting loss of $0.2 million.

Annual Shareholders Meeting

Safeco will hold its annual shareholders meeting on Wednesday, May 2, 2007 at 11 a.m., Pacific Time (2 p.m., Eastern Time). The meeting will take place at the Seattle Public Library in downtown Seattle and also will be available on the Internet at http://www.safeco.com/irwebcast.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s first-quarter financial supplement.

Safeco’s first-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s first-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in our 2006 Annual Report on Form 10-K.

Financial Supplement

First Quarter, 2007

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-925-1382

karinv@safeco.com

Safeco Corporation - May 1, 2007 - Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non- GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended March 31
	2007	2006
Total Revenues	$1,506.6	$1,561.5
Net Realized Investment Gains	(12.4)	(14.9)

Operating Revenues	$1,494.2	$1,546.6

Safeco Corporation - May 1, 2007 - Page SS-2

Operating Earnings and Operating Earnings per Share

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains and losses on debt repurchases from Net Income. Net realized investment gains can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended March 31
	2007	2006
Net Income	$182.5	$208.2
Net Realized Investment Gains, Net of Taxes	(7.9)	(9.8)
Loss on Debt Repurchases, Net of Taxes	—	0.9

Operating Earnings	$174.6	$199.3

Operating Earnings Per Share	$1.64	$1.62

Weighted Average Shares Outstanding—Diluted	106.7	123.0

Operating Return on Equity

Operating Return on Equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended March 31
(ANNUALIZED)	2007	2006
Net Income	$182.5	$208.2
Average Shareholders’ Equity	4,005.9	4,063.2
Return on Equity Based on Annualized Net Income	18.2%	20.5%

Operating Earnings	$174.6	$199.3

Average Shareholders’ Equity	$4,005.9	$4,063.2
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(140.4)	(74.1)

Adjusted Average Shareholders’ Equity	$3,865.5	$3,989.1
Operating Return on Equity	18.1%	20.0%

Safeco Corporation - May 1, 2007 - Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended March 31
	2007	2006
Net Earned Premiums	$1,367.0	$1,421.9
Change in Unearned Premiums	23.0	(3.8)

Net Written Premiums	$1,390.0	$1,418.1

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended March 31
	2007	2006
Income before Income Taxes	$253.6	$304.1
Net Realized Investment Gains	(12.4)	(14.9)
Corporate Results before Income Taxes	18.9	12.7
Property & Casualty Net Investment Income	(121.1)	(116.9)
Restructuring and Asset Impairment Charges	0.3	0.9
Loss on Debt Repurchases	—	1.4

Underwriting Profit	$139.3	$187.3

Other Information in this Supplement

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation - May 1, 2007 - Page SS-4

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	YTD 2007	YTD 2006	Change

Net Income	$182.5	$216.4	$255.7	$199.7	$208.2	$182.5	$208.2	-12%

Net Income Per Share	1.71	1.96	2.20	1.68	1.69	1.71	1.69	1%

Net Income Return on Equity annualized	18.2%	21.1%	24.9%	20.1%	20.5%	18.2%	20.5%	-2.3

Net Realized Investment Gains (Losses), after tax	$7.9	$1.5	$25.2	$(24.8)	$9.8	$7.9	$9.8	-19%

Operating Earnings, after tax	174.6	207.3	170.3	204.2	199.3	174.6	199.3	-12%

Operating Earnings Per Share	1.64	1.88	1.46	1.72	1.62	1.64	1.62	1%

Operating Return on Equity (Pre-FAS 115) annualized	18.1%	20.9%	16.9%	20.7%	20.0%	18.1%	20.0%	-1.9

Operating Return on Equity annualized	17.4%	20.2%	16.6%	20.6%	19.6%	17.4%	19.6%	-2.2

Operating Revenues	$1,494.2	$1,516.2	$1,514.3	$1,540.3	$1,546.6	$1,494.2	$1,546.6	-3%
% Chg Prior Year Same Qtr	-3.4%	-4.3%	-4.3%	-2.3%	0.0%

Property & Casualty Combined Ratio	89.8%	87.2%	88.7%	86.7%	86.9%	89.8%	86.9%	2.9

Impact of Catastrophes	0.2%	2.6%	1.6%	4.3%	2.5%	0.2%	2.5%	-2.3

Net Earned Premiums	$1,367.0	$1,388.2	$1,383.4	$1,414.8	$1,421.9	$1,367.0	$1,421.9	-4%
% Chg Prior Year Same Qtr	-3.9%	-4.9%	-5.3%	-2.9%	-0.5%

Net Written Premiums	$1,390.0	$1,338.3	$1,425.7	$1,459.8	$1,418.1	$1,390.0	$1,418.1	-2%
% Chg Prior Year Same Qtr	-2.0%	-3.2%	-3.8%	-2.8%	-1.2%

Book Value Per Share	$38.47	$37.29	$36.99	$33.91	$33.57	$38.47	$33.57	15%
% Chg Prior Year Same Qtr	14.6%	11.7%	14.5%	2.5%	7.1%

Book Value Per Share (Pre-FAS 115)	$37.15	$35.95	$35.83	$33.87	$33.22	$37.15	$33.22	12%
% Chg Prior Year Same Qtr	11.8%	10.5%	14.4%	7.8%	9.5%

Safeco Corporation - May 1, 2007 - Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In Millions Except Per Share Data)

	Three Months Ended March 31
	2007	2006
	(Unaudited)
REVENUES
Net Earned Premiums	$1,367.0	$1,421.9
Net Investment Income	127.2	124.7
Net Realized Investment Gains	12.4	14.9

Total Revenues	1,506.6	1,561.5

EXPENSES
Losses and Loss Adjustment Expenses	848.2	837.3
Amortization of Deferred Policy Acquisition Costs	236.2	236.1
Other Underwriting and Operating Expenses	144.1	158.9
Interest Expense	24.2	22.8
Restructuring and Asset Impairment Charges	0.3	0.9
Loss on Debt Repurchases	—	1.4

Total Expenses	1,253.0	1,257.4

Income before Income Taxes	253.6	304.1
Provision for Income Taxes on:
Income before Net Realized Investment Gains	66.6	90.8
Net Realized Investment Gains	4.5	5.1

Total Provision for Income Taxes	71.1	95.9

Net Income	$182.5	$208.2

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock—Diluted	$1.71	$1.69

Net Income Per Share of Common Stock—Basic	$1.73	$1.71

Dividends Declared per Share	$0.30	$0.25

Average Number of Shares Common Outstanding During the Period:
Diluted	106.7	123.0
Basic	105.7	122.1

Safeco Corporation - May 1, 2007 - Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In Millions)

	March 31 2007	December 31 2006

	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value
(Cost or amortized cost: $8,848.4; $ 8,901.6)	$9,063.0	$9,119.0
Marketable Equity Securities, at Fair Value
(Cost: $1,053.5; $ 1,018.4)	1,554.7	1,529.7
Other Invested Assets	15.9	14.3

Total Investments*	10,633.6	10,663.0
Cash and Cash Equivalents	292.4	287.6
Accrued Investment Income	114.8	126.5
Premiums and Service Fees Receivable	1,097.2	1,085.6
Deferred Policy Acquisition Costs	391.9	383.9
Reinsurance Recoverables	449.8	429.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $200.1; $ 205.5)	145.6	130.4
Current Income Taxes Recoverable	48.7	74.8
Net Deferred Income Tax Assets	105.4	143.7
Other Assets	140.6	114.6
Securities Lending Collateral	752.0	759.0

Total Assets	$14,172.0	$14,199.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,123.8	$5,171.4
Unearned Premiums	2,198.5	2,175.3
Debt **	1,250.0	1,250.0
Other Liabilities	752.7	899.1
Securities Lending Payable	752.0	759.0

Total Liabilities	10,077.0	10,254.8

Commitments and Contingencies	—	—
Restricted Stock Rights	11.2	16.3
Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 4.5; 4.9
Shares Issued and Outstanding: 106.2; 105.3	18.4	3.2
Retained Earnings	3,590.5	3,440.5
Accumulated Other Comprehensive Income, Net of Taxes	474.9	484.2

Total Shareholders’ Equity	4,083.8	3,927.9

Total Liabilities and Shareholders’ Equity	$14,172.0	$14,199.0

*	See Investment Portfolio (SS-17) for more detail.
**	See Capitalization (SS-18) for more detail.

Safeco Corporation - May 1, 2007 - Page SS-7

Safeco Corporation

Income Summary

(In Millions)

	Three Months Ended March 31
	2007	2006
	(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$139.3	$187.3
Net Investment Income	121.1	116.9
Restructuring and Asset Impairment Charges	(0.3)	(0.9)

Total Property & Casualty	260.1	303.3
Corporate	(18.9)	(12.7)

Total	241.2	290.6
Loss on Debt Repurchases	—	(1.4)
Net Realized Investment Gains	12.4	14.9

Total Income Before Income Taxes	$253.6	$304.1

Total Provision for Income Taxes	$71.1	$95.9

After-Tax Income
Property & Casualty
Underwriting Profit	$93.7	$118.8
Net Investment Income	95.8	88.4
Restructuring and Asset Impairment Charges	(0.2)	(0.6)

Total Property & Casualty	189.3	206.6
Corporate	(14.7)	(7.3)

Total	174.6	199.3
Loss on Debt Repurchases	—	(0.9)
Net Realized Investment Gains	7.9	9.8

Net Income	$182.5	$208.2

Safeco Corporation - May 1, 2007 - Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions except ratios)

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR	YTD	YTD
Net U/W Profit (Loss)	2007	2006	2006	2006	2006	2007	2006
Safeco Personal Insurance
Auto	$17.2	$48.5	$80.1	$62.0	$53.5	$17.2	$53.5
Property	44.8	32.1	53.1	32.3	46.2	44.8	46.2
Specialty	8.7	7.6	2.9	7.3	11.2	8.7	11.2

Total SPI	70.7	88.2	136.1	101.6	110.9	70.7	110.9

Safeco Business Insurance
SBI Regular	35.8	36.5	28.7	58.9	38.1	35.8	38.1
SBI Special Accounts Facility	13.1	22.4	8.4	23.7	14.2	13.1	14.2

Total SBI	48.9	58.9	37.1	82.6	52.3	48.9	52.3

Surety	35.8	32.7	19.4	22.0	24.3	35.8	24.3
P&C Other*	(16.1)	(1.7)	(35.6)	(16.9)	(0.2)	(16.1)	(0.2)

Total Property & Casualty	$139.3	$178.1	$157.0	$189.3	$187.3	$139.3	$187.3

Net Combined Ratios (GAAP)
Safeco Personal Insurance
Auto	97.4%	92.7%	88.2%	90.9%	92.2%	97.4%	92.2%
Property	80.3	86.1	76.8	85.8	79.3	80.3	79.3
Specialty	67.9	72.7	89.1	72.1	54.6	67.9	54.6

Total SPI	92.2	90.5	85.4	89.2	88.1	92.2	88.1

Safeco Business Insurance
SBI Regular	88.6	88.4	90.8	81.0	87.7	88.6	87.7
SBI Special Accounts Facility	79.9	65.7	86.8	64.8	79.1	79.9	79.1

Total SBI	87.1	84.5	90.1	78.1	86.1	87.1	86.1

Surety	57.2	58.9	74.2	68.8	66.2	57.2	66.2
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	89.8%	87.2%	88.7%	86.7%	86.9%	89.8%	86.9%

* P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as Safeco Financial Institution Solutions (SFIS), which we sold in April 2006.

Safeco Corporation - May 1, 2007 - Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In Millions)

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR	YTD	YTD
Net Written Premiums	2007	2006	2006	2006	2006	2007	2006
Safeco Personal Insurance
Auto	$668.7	$640.7	$675.7	$662.4	$698.9	$668.7	$698.9
Property	205.4	224.8	258.6	248.3	192.5	205.4	192.5
Specialty	26.5	23.4	29.7	33.6	23.9	26.5	23.9

Total SPI	900.6	888.9	964.0	944.3	915.3	900.6	915.3

Safeco Business Insurance
SBI Regular	329.1	302.1	308.5	337.9	314.4	329.1	314.4
SBI Special Accounts Facility	64.6	67.2	65.8	63.6	70.9	64.6	70.9

Total SBI	393.7	369.3	374.3	401.5	385.3	393.7	385.3

Surety	92.7	78.6	85.0	84.5	78.2	92.7	78.2
P&C Other	3.0	1.5	2.4	29.5	39.3	3.0	39.3

Total Property & Casualty	$1,390.0	$1,338.3	$1,425.7	$1,459.8	$1,418.1	$1,390.0	$1,418.1

Net Written Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	-4.3%	-4.8%	-6.1%	-5.6%	-3.7%	-4.3%	-3.7%
Property	6.7	1.8	5.7	1.1	-2.4	6.7	-2.4
Specialty	10.9	9.9	8.8	11.3	6.2	10.9	6.2

Total SPI	-1.6	-2.9	-2.8	-3.4	-3.2	-1.6	-3.2

Safeco Business Insurance
SBI Regular	4.7	4.5	-0.2	-0.8	-3.0	4.7	-3.0
SBI Special Accounts Facility	-8.9	-0.9	-7.6	-2.9	0.3	-8.9	0.3

Total SBI	2.2	3.5	-1.6	-1.2	-2.4	2.2	-2.4

Surety	18.5	15.6	13.0	11.9	31.0	18.5	31.0
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty *	-2.0%	-3.2%	-3.8%	-2.8%	-1.2%	-2.0%	-1.2%

*	In April 2006, we sold SFIS. Excluding the impact of SFIS from all eight periods, for comparability purposes, the percent change (over prior year) for 1st quarter 2007 net written premiums was 0.6%, 4th quarter 2006 net written premiums was -0.2%, 3rd quarter 2006 net written premiums was -1.6% and 2nd quarter 2006 net written premiums was -2.4% for Total Property & Casualty.

Safeco Corporation - May 1, 2007 - Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR	YTD	YTD
Net Earned Premiums	2007	2006	2006	2006	2006	2007	2006

Safeco Personal Insurance
Auto	$650.7	$667.2	$676.0	$684.0	$686.0	$650.7	$686.0
Property	226.7	230.8	228.5	226.8	222.9	226.7	222.9
Specialty	27.2	27.5	27.2	25.9	24.8	27.2	24.8

Total SPI	904.6	925.5	931.7	936.7	933.7	904.6	933.7

Safeco Business Insurance
SBI Regular	313.8	315.7	310.2	310.4	309.1	313.8	309.1
SBI Special Accounts Facility	65.3	65.5	63.4	67.2	68.1	65.3	68.1

Total SBI	379.1	381.2	373.6	377.6	377.2	379.1	377.2

Surety	83.6	79.7	75.4	70.6	71.8	83.6	71.8
P&C Other	(0.3)	1.8	2.7	29.9	39.2	(0.3)	39.2

Total Property & Casualty	$1,367.0	$1,388.2	$1,383.4	$1,414.8	$1,421.9	$1,367.0	$1,421.9

Net Earned Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	-5.1%	-4.9%	-5.5%	-3.7%	-1.1%	-5.1%	-1.1%
Property	1.7	-0.2	0.9	-0.4	-2.2	1.7	-2.2
Specialty	9.6	7.4	7.5	7.5	7.4	9.6	7.4

Total SPI	-3.1	-3.4	-3.6	-2.7	-1.2	-3.1	-1.2

Safeco Business Insurance
SBI Regular	1.5	-0.7	-3.5	-2.7	-1.5	1.5	-1.5
SBI Special Accounts Facility	-4.1	-7.0	-7.8	-7.9	-4.1	-4.1	-4.1

Total SBI	0.5	-1.9	-4.2	-3.7	-2.0	0.5	-2.0

Surety	16.4	12.1	12.5	11.4	20.9	16.4	20.9
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty *	-3.9%	-4.9%	-5.3%	-2.9%	-0.5%	-3.9%	-0.5%

*	In April 2006, we sold SFIS. Excluding the impact of SFIS from all eight periods, for comparability purposes, the percent change (over prior year) for 1st quarter 2007 net earned premiums was -1.2%, 4th quarter 2006 net earned premiums was -2.2%, 3rd quarter 2006 net earned premiums was -3.0% and 2nd quarter 2006 net earned premiums was -2.4% for Total Property & Casualty.

Safeco Corporation - May 1, 2007 - Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions)

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR	YTD	YTD
AUTO	2007	2006	2006	2006	2006	2007	2006
Underwriting Profit	$17.2	$48.5	$80.1	$62.0	$53.5	$17.2	$53.5

Loss and LAE Ratio	73.6%	69.4%	65.2%	66.8%	69.3%	73.6%	69.3%
Expense Ratio	23.8	23.3	23.0	24.1	22.9	23.8	22.9

Combined Ratio	97.4%	92.7%	88.2%	90.9%	92.2%	97.4%	92.2%

Impact of Catastrophes	0.2%	0.8%	0.7%	1.9%	1.2%	0.2%	1.2%

Net Written Premiums	$668.7	$640.7	$675.7	$662.4	$698.9
% Chg Prior Year Same Qtr	-4.3%	-4.8%	-6.1%	-5.6%	-3.7%

Net Earned Premiums	$650.7	$667.2	$676.0	$684.0	$686.0
% Chg Prior Year Same Qtr	-5.1%	-4.9%	-5.5%	-3.7%	-1.1%

Policies In Force (000’s)	1,736.5	1,738.7	1,748.3	1,773.9	1,799.5
% Chg Prior Year Same Qtr	-3.5%	-4.1%	-4.3%	-3.3%	-1.4%

Retention—Voluntary Auto	79.7%	79.5%	79.3%	79.0%	79.1%

New Business Policies (000’s)	91.2	87.3	82.5	78.6	93.7
% Chg Prior Year Same Qtr	-2.7%	-5.7%	-23.8%	-31.3%	-27.4%

PROPERTY
Underwriting Profit	$44.8	$32.1	$53.1	$32.3	$46.2	$44.8	$46.2

Loss and LAE Ratio	52.8%	56.3%	47.8%	56.4%	51.2%	52.8%	51.2%
Expense Ratio	27.5	29.8	29.0	29.4	28.1	27.5	28.1

Combined Ratio	80.3%	86.1%	76.8%	85.8%	79.3%	80.3%	79.3%

Impact of Catastrophes	0.9%	12.2%	7.5%	16.9%	10.1%	0.9%	10.1%

Net Written Premiums	$205.4	$224.8	$258.6	$248.3	$192.5
% Chg Prior Year Same Qtr	6.7%	1.8%	5.7%	1.1%	-2.4%

Net Earned Premiums	$226.7	$230.8	$228.5	$226.8	$222.9
% Chg Prior Year Same Qtr	1.7%	-0.2%	0.9%	-0.4%	-2.2%

Policies In Force (000’s) *	1,396.8	1,368.4	1,348.2	1,323.9	1,317.2
% Chg Prior Year Same Qtr *	6.0%	4.0%	2.5%	0.6%	0.1%

Retention—Homeowners *	86.2%	86.0%	85.7%	85.4%	85.2%

New Business Policies (000’s)	72.0	67.5	78.5	57.3	46.0
% Chg Prior Year Same Qtr	56.5%	40.0%	36.0%	3.1%	-1.1%

SPECIALTY
Underwriting Profit	$8.7	$7.6	$2.9	$7.3	$11.2	$8.7	$11.2

Loss and LAE Ratio	39.3%	42.4%	59.9%	40.4%	25.8%	39.3%	25.8%
Expense Ratio	28.6	30.3	29.2	31.7	28.8	28.6	28.8

Combined Ratio	67.9%	72.7%	89.1%	72.1%	54.6%	67.9%	54.6%

Impact of Catastrophes	-2.7%	0.2%	-0.3%	-0.7%	-12.0%	-2.7%	-12.0%

*	Excludes Florida where Safeco is non-renewing policies beginning in 2006 and by January 11, 2007 all policies were in non-renewal status. Retention ratio including Florida for the 1st quarter 2007 was 84.5%, 4th quarter 2006 was 84.1%, 3rd quarter 2006 was 84.3%, 2nd quarter 2006 was 84.5% and 1st quarter 2006 was 84.9%. PIF including Florida for the 1st quarter 2007 was 1,396.8, 4th quarter 2006 was 1,370.2, 3rd quarter 2006 was 1,355.8, 2nd quarter 2006 was 1,338.3 and 1st quarter 2006 was 1,340.0.

Safeco Corporation - May 1, 2007 - Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions)

SAFECO BUSINESS INSURANCE	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	YTD 2007	YTD 2006
Underwriting Profit	$48.9	$58.9	$37.1	$82.6	$52.3	$48.9	$52.3

Loss and LAE Ratio	55.0%	50.8%	53.3%	41.9%	54.5%	55.0%	54.5%
Expense Ratio	32.1	33.7	36.8	36.2	31.6	32.1	31.6

Combined Ratio	87.1%	84.5%	90.1%	78.1%	86.1%	87.1%	86.1%

Impact of Catastrophes	0.4%	0.9%	0.2%	3.1%	1.6%	0.4%	1.6%

SBI REGULAR

Underwriting Profit	$35.8	$36.5	$28.7	$58.9	$38.1	$35.8	$38.1

Loss and LAE Ratio	56.5%	54.7%	55.5%	44.6%	55.3%	56.5%	55.3%
Expense Ratio	32.1	33.7	35.3	36.4	32.4	32.1	32.4

Combined Ratio	88.6%	88.4%	90.8%	81.0%	87.7%	88.6%	87.7%

Impact of Catastrophes	0.4%	1.1%	0.2%	3.2%	2.5%	0.4%	2.5%

Net Written Premiums	$329.1	$302.1	$308.5	$337.9	$314.4
% Chg Prior Year Same Qtr	4.7%	4.5%	-0.2%	-0.8%	-3.0%

Net Earned Premiums	$313.8	$315.7	$310.2	$310.4	$309.1
% Chg Prior Year Same Qtr	1.5%	-0.7%	-3.5%	-2.7%	-1.5%

Policies In Force (000’s)	505.3	502.1 *	498.5 *	498.2 *	497.3 *
% Chg Prior Year Same Qtr	1.6%	-1.1%	-2.3%	-2.4%	-2.0%

Retention	82.0%	80.3%*	79.0%*	78.7%*	80.0%*

New Business Policies (000’s)	29.6	27.0 *	27.3 *	28.1 *	25.8 *
% Chg Prior Year Same Qtr	14.7%	15.9%	3.0%	-2.4%	-1.9%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit	$13.1	$22.4	$8.4	$23.7	$14.2	$13.1	$14.2

Combined Ratio	79.9%	65.7%	86.8%	64.8%	79.1%	79.9%	79.1%

Impact of Catastrophes	0.3%	-0.1%	0.1%	2.5%	-2.4%	0.3%	-2.4%

*	2006 policies in force, retention and new business policies have been restated due to a refinement in the way we count policies.

Safeco Corporation - May 1, 2007 - Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR	YTD	YTD
SURETY	2007	2006	2006	2006	2006	2007	2006
Underwriting Profit	$35.8	$32.7	$19.4	$22.0	$24.3	$35.8	$24.3

Combined Ratio	57.2%	58.9%	74.2%	68.8%	66.2%	57.2%	66.2%

P&C OTHER *

Underwriting Loss	$(16.1)	$(1.7)	$(35.6)	$(16.9)	$(0.2)	$(16.1)	$(0.2)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$139.3	$178.1	$157.0	$189.3	$187.3	$139.3	$187.3

Loss and LAE Ratio	62.0%	58.7%	59.6%	56.9%	59.0%	62.0%	59.0%
Expense Ratio	27.8	28.5	29.1	29.8	27.9	27.8	27.9

Combined Ratio (CR)	89.8%	87.2%	88.7%	86.7%	86.9%	89.8%	86.9%

Impact of Catastrophes	0.2	2.6	1.6	4.3	2.5	0.2	2.5

CR excluding Catastrophes	89.6%	84.6%	87.1%	82.4%	84.4%	89.6%	84.4%

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR	YTD	YTD
Catastrophes	2007	2006	2006	2006	2006	2007	2006
SPI—Auto	$1.1	$5.3	$4.5	$12.7	$8.3	$1.1	$8.3
SPI—Property	2.1	28.1	17.2	38.3	22.6	2.1	22.6
SPI—Specialty	(0.7)	0.1	(0.2)	(0.1)	(3.0)	(0.7)	(3.0)
SBI—Regular	1.3	3.3	0.8	10.0	7.7	1.3	7.7
SBI—Special Accounts Facility	0.2	—	—	1.7	(1.6)	0.2	(1.6)
P&C Other*	(1.2)	(0.7)	0.2	(1.9)	2.0	(1.2)	2.0

Total	$2.8	$36.1	$22.5	$60.7	$36.0	$2.8	$36.0

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation - May 1, 2007 - Page SS-14

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

($ In millions)

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR	YTD	YTD
Prior-Year Reserve Development	2007	2006	2006	2006	2006	2007	2006
Safeco Personal Insurance
Auto	$(0.7)	$29.2	$22.6	$25.6	$20.8	$(0.7)	$20.8
Property	15.0	1.9	12.8	(3.7)	4.7	15.0	4.7
Specialty	1.5	2.9	1.3	3.7	4.6	1.5	4.6

	15.8	34.0	36.7	25.6	30.1	15.8	30.1
Safeco Business Insurance
SBI Regular	1.3	4.9	3.0	20.2	(1.5)	1.3	(1.5)
SBI Special Accounts Facility	4.5	3.2	13.5	14.8	6.7	4.5	6.7

	5.8	8.1	16.5	35.0	5.2	5.8	5.2
Surety	16.2	11.3	(2.6)	(1.6)	(1.8)	16.2	(1.8)
P&C Other*	(13.2)	(6.4)	(29.9)	(13.4)	(0.6)	(13.2)	(0.6)

Total Property & Casualty	$24.6	$47.0	$20.7	$45.6	$32.9	$24.6	$32.9

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation - May 1, 2007 - Page SS-15

Safeco Corporation

Productivity Measures

	1ST	4TH	3RD	2ND	1ST
	QTR	QTR	QTR	QTR	QTR
Metrics *	2007	2006	2006	2006	2006
PIF / FTE	574	558	526	498	485

Expense / PIF **	$248	$254	$260	$257	$253

*	Excluding impact of SFIS, which we sold on April 30, 2006.
**	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

Loss and Loss Adjustment Expense (LAE) Reserves	Three Months Ended March 31

	2007	2006
Loss and LAE Reserves, Beginning of Period	$4,737.1	$4,909.9
Net Losses and LAE Incurred	852.7	837.3
Net Losses and LAE Paid	(901.4)	(867.2)

Loss and LAE Reserves, End of Period	$4,688.4	$4,880.0

	1ST		4TH	3RD	2ND	1ST
	QTR		QTR	QTR	QTR	QTR
P&C Balance Sheet	2007		2006	2006	2006	2006
Total Capital and Surplus	$3,940.5	*	$3,908.4	$3,933.8	$3,790.7	$3,789.9

Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.41	*	1.44	1.46	1.52	1.50

*	Estimated

Safeco Corporation - May 1, 2007 - Page SS-16

Safeco Corporation

Investment Portfolio

(In Millions)

Investment Portfolio (Market Value)	3/31/2007%			12/31/2006%
Fixed Maturities—Taxable	$4,450.4	41.9		$4,785.5	44.9
Fixed Maturities—Nontaxable	4,612.6	43.4		4,333.5	40.7
Marketable Equity Securities	1,554.7	14.6		1,529.7	14.3

Total Fixed Maturities & Marketable Equity Securities	10,617.7	99.9		10,648.7	99.9
Other Invested Assets	15.9	0.1		14.3	0.1

Total Investment Portfolio	$10,633.6	100.0		$10,663.0	100.0

Rating (Market Value)—Fixed Maturities	3/31/2007			12/31/2006
AAA	55.0%			53.9%
AA	15.2			14.4
A	17.0			19.4
BBB	10.0			10.4

Total Investment Grade	97.2			98.1

BB or lower	1.5			0.9
Not Rated	1.3			1.0

Total Below Investment Grade	2.8			1.9

Total	100.0%			100.0%

Average Rating	A+			A+

	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
P&C Pretax Investment Income	$121.1	$120.9	$121.0	$117.8	$116.9
Tax Rate on P&C Investment Income	20.89%	21.71%	23.09%	23.60%	24.36%
Pretax Investment Income	$127.2	$128.0	$130.9	$125.5	$124.7
Tax Rate on Investment Income	21.42%	22.31%	23.87%	24.18%	24.91%

Fixed Maturities at Cost	$8,848.4	$8,901.6	$9,007.2	$9,011.9	$9,137.5
Fixed Maturities at Market	9,063.0	9,119.0	9,213.3	9,018.9	9,202.7
Marketable Equity Securities at Cost	1,053.5	1,018.4	990.7	862.3	800.3
Marketable Equity Securities at Market	1,554.7	1,529.7	1,419.9	1,238.9	1,194.4

Total Cost	$9,916.2	$9,934.3	$10,009.1	$9,885.6	$9,949.3
Total Market	$10,633.6	$10,663.0	$10,644.4	$10,269.2	$10,408.6
% Fixed Maturities—Taxable (at market)	41.9%	44.9%	50.1%	53.2%	56.7%
% Fixed Maturities—Nontaxable (at market)	43.4%	40.6%	36.4%	34.7%	31.7%
% Marketable Equity Securities (at market)	14.6%	14.3%	13.4%	12.0%	11.5%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.85%	4.89%	4.93%	5.36%	5.14%
P&C Book YTM on Fixed Maturities Portfolio	5.22%	5.22%	5.21%	5.13%	5.05%
P&C Duration of Fixed Maturities Portfolio	4.85 *	4.66 *	4.46 *	4.63 *	4.94

*	Beginning in the second quarter of 2006, we have refined our effective duration calculation to represent our current fixed maturities portfolio, reflecting municipal bond yield volatility that is less than that of taxable bonds.

	Three Months Ended March 31
Net Realized Investment Gains (Losses) (After Tax)	2007	2006
Gains on Securities Transactions	$5.8	$15.5
Impairments	(1.6)	(5.9)
Other	3.7	0.2

Net Realized Investment Gains	$7.9	$9.8

Safeco Corporation - May 1, 2007 - Page SS-17

Safeco Corporation

Capitalization

(In Millions)

Debt	03/31/2007	12/31/2006	12/31/2005
$300 million back up line of credit (unused)	$—	$—	$—
6.875%, due 7/15/07 (non callable)*	197.3	197.3	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable)	204.1	204.1	204.1
8.072% debentures due 2037 **	348.6	348.6	402.9
(Callable by Safeco at 104 in 2007)

Total Debt	$1,250.0	$1,250.0	$1,307.0

Equity	$4,083.8	$3,927.9	$4,124.6

Total Capital (Debt + Equity)	$5,333.8	$5,177.9	$5,431.6

Debt to Capital	23.4%	24.1%	24.1%
Adjusted Debt*** to Capital	22.1%	22.8%	22.6%
Debt to Equity	30.6%	31.8%	31.7%

Debt to Capital (excluding FAS 115)	24.1%	25.0%	24.5%
Adjusted Debt*** to Capital (excluding FAS 115)	22.7%	23.6%	23.0%
Debt to Equity (excluding FAS 115)	31.7%	33.3%	32.5%

*	Reflects the repurchase of $2.7 of debt in November 2006.
**	Reflects the repurchase of $15.0 of debt in February 2006, $17.3 of debt in May 2006 and $22.0 of debt in November 2006.
***	20% equity credit for 8.072% debentures due 2037

Safeco Corporation - May 1, 2007 - Page SS-18